As filed with the Securities and Exchange Commission on March 17, 2003

Registration No. 33 – 72370

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

POST-EFFECTIVE AMENDMENT NO. 6 TO

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
________________________

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland	62-1470956
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Vine Street
Suite 1202
Murfreesboro, Tennessee 37130
(615) 890-9100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________________

RICHARD F. LAROCHE, JR.
Secretary
100 Vine Street
Suite 1202
Murfreesboro, Tennessee 37130
(615) 890-9100

(Name, address, including zip code, and telephone number,
including area code, of agent for service)
________________________

Copies to:
Susan V. Sidwell
Harwell Howard Hyne Gabbert & Manner, P.C.
315 Deaderick Street, Suite 1800
Nashville, Tennessee 37238
(615) 256-0500

EXPLANATORY NOTE

The sole purpose of this amendment is to remove from registration the unsold portion of the securities registered under this Registration Statement No. 33-72370.

This Post-Effective Amendment No. 6 amends the Registration Statement on Form S-3, Registration Number 33-72370 (the “Registration Statement”), originally filed with the Securities and Exchange Commission on December 2, 1993 by National Health Investors, Inc. (“NHI”). NHI filed the Registration Statement to register an aggregate of up to $300,000,000.00 of its debt securities (the “Debt Securities”), shares of its Preferred Stock, $.01 par value per share (the “Preferred Stock”), and shares of Common Stock, $.01 par value per share (the “Common Stock”), for sale from time to time and on terms set by NHI.

The offer of securities pursuant to the Registration Statement has terminated. Pursuant to the undertaking in Item 17 of the Registration Statement, NHI hereby removes from registration, by means of this Post-Effective Amendment No. 6, the registered securities that were unsold at the termination of the offering pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Murfreesboro, State of Tennessee, on the 17th day of March, 2003.

NATIONAL HEALTH INVESTORS

By:	/s/ Richard F. LaRoche, Jr. Richard F. LaRoche, Jr., Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Andrew Adams W. Andrew Adams	President & Director (Principal Executive Officer)	March 14, 2003

/s/ Richard F. LaRoche, Jr. Richard F. LaRoche, Jr.	Secretary and Director (Principal Financial Officer)	March 14, 2003

/s/ Robert T. Webb Robert T. Webb	Director	March 14, 2003

Ted H. Welch	Director	March , 2003

Robert A. McCabe, Jr.	Director	March , 2003